AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL ______, 2002
                                               REGISTRATION NO. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ORTHOLOGIC CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                              86-0585310
 (STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


                   1275 WEST WASHINGTON, TEMPE, ARIZONA 85281
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                     ORTHOLOGIC CORP. 1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                                            COPY TO:
        THOMAS R. TROTTER                             P. ROBERT MOYA, ESQ.
     CHIEF EXECUTIVE OFFICER                    QUARLES & BRADY STREICH LANG LLP
        ORTHOLOGIC CORP.                             One Renaissance Square
      1275 West Washington                          Two North Central Avenue
      Tempe, Arizona 85281                           Phoenix, Arizona 85004
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (602) 286-5520
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                       PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                                      OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED        AMOUNT TO BE REGISTERED          SHARE                  PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0005 par value per share(1)    2,150,000 shares(2)           (3)(4)             $9,495,977(3)            $920
====================================================================================================================================

(1)  The securities to be registered include options to acquire Common Stock.

(2) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above-stated shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price of $3.6812 for the 1,385,597 shares underlying outstanding options, and (ii) as to the remaining 764,403 shares available, $5.75 per share, which is the average of the high and low sales prices of Registrant's Common Stock on April 22, 2002 as reported in the Nasdaq National Market.

(4) The actual offering price will be determined in accordance with the terms of the Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of Registrant's Common Stock on the date on which the option is granted.

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement covers 2,150,000 shares of common stock, which together with the 1,040,000 already registered, constitute 3,190,000 shares of common stock registered for issuance under the OrthoLogic Corp. 1997 Stock Option Plan.

     Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on September 12, 1997 (File No. 333-35507) is hereby incorporated by reference.

                                    EXHIBITS

     See the Exhibit Index which is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 24, 2002.

                                        ORTHOLOGIC CORP.
                                        (Registrant)


                                        By: /s/ Thomas R. Trotter
                                            ------------------------------------
                                            Thomas R. Trotter
                                            Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Trotter and Sherry Sturman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PERSON                                   TITLE                                        DATE
------                                   -----                                        ----

/s/ THOMAS R. TROTTER            Chief Executive Officer and Director            April 15, 2002
----------------------------     (Principal Executive Officer)
Thomas R. Trotter


/s/ JOHN M. HOLLIMAN, III        Chairman of the Board and Director              April 15, 2002
----------------------------
John M. Holliman, III


/s/ FREDRIC J. FELDMAN           Director                                        April 13, 2002
----------------------------
Fredric J. Feldman


/s/ ELWOOD D. HOWSE, JR.         Director                                        April 12, 2002
----------------------------
Elwood D. Howse, Jr.


/s/ AUGUSTUS A. WHITE, III       Director                                        April 22, 2002
----------------------------
Augustus A. White, III


/s/ STUART H. ALTMAN, PH.D.      Director                                        April 22, 2002
----------------------------
Stuart H. Altman, Ph.D.


/s/ SHERRY STURMAN               Chief Financial Officer (Principal              April 15, 2002
----------------------------     Financial and Accounting Officer)
Sherry Sturman

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
                                ORTHOLOGIC CORP.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-21214)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT NUMBER               DESCRIPTION              INCORPORATED HEREIN BY REFERENCE TO        FILED HEREWITH
--------------               -----------              -----------------------------------        --------------
     5            Opinion of Quarles & Brady                                                            X
                  Streich Lang LLP

    23.1          Consent of Deloitte & Touche LLP                                                      X

                                                                                               Included in Exhibit 5
    23.3          Consent of Counsel                                                            above

    24            Powers of Attorney                                                            See signatures page


    99.1          OrthoLogic Corp. 1997 Stock Option        Exhibit 4.5 to the Registrant's
                  Plan                                      Form 10-Q for the quarter ended
                                                            June 30, 1997

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